ENVISTA REPORTS SECOND QUARTER 2021 RESULTS

Brea, California, August 3, 2021 – Envista Holdings (NYSE: NVST) today announced results for the second quarter 2021.

Sales for the second quarter of 2021 were $740.1 million, an increase of 104.4% compared to the same period year-over-year. Sales were positively impacted by 4.0% from currency exchange rates and negatively impacted by 1.9% due to discontinued products. Our core sales growth for the second quarter of 2021 was 102.3% over the same period in the prior year.

For the second quarter, net income was $90.1 million, or $0.51 per diluted share. For the same period, adjusted net income was $94.2 million, or $0.53 per diluted share. Adjusted EBITDA for the second quarter of 2021 was $140.4 million compared to $1.0 million for the comparable period of 2020.

Amir Aghdaei, Chief Executive Officer, stated, “We delivered another strong quarter driven by continued recovery in the dental market and solid execution across our portfolio. Core sales growth was 102% compared to a COVID-19 impacted second quarter of 2020. Our adjusted EBITDA margin was 19% for the current quarter. We also grew above pre-pandemic levels with core sales growth of 5.6% compared to the same quarter of 2019.”

Mr. Aghdaei continued, “Our team has done a tremendous job of executing our business priorities in the quarter. As a result, we are building a better Envista for customers, our employees, and our shareholders. Our purpose is to make oral care readily available to more people, improving productivity and predictability of treatment options, and ultimately improving the confidence and quality of life for patients. We are proud of our progress and look forward to continuing our growth journey in 2021 and beyond.”

2021 Full Year Guidance

We are providing the following financial guidance:

Sales (in billions)	$2.8 to $2.9

Adjusted EBITDA Margin %	High-teens
Envista will discuss its quarterly results and provide an outlook for 2021 during an investor conference call today starting at 2:00 P.M. PT. The call and an accompanying slide presentation will be webcast on the "Investors" section of Envista's website, www.envistaco.com, under the subheading "Events & Presentations." A replay of the webcast will be available in the same section of Envista's website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 866-342-8588 within the U.S. or by dialing +1 203-518-9865 outside the U.S. a few minutes before the 2:00 P.M. PT start and referencing conference ID #8094612. A replay of the conference call will be available shortly after the conclusion of the call. You can access the replay dial-in information on the "Investors" section of Envista's website under the subheading "Events & Presentations." In addition, presentation materials relating to Envista's results have been posted to the "Investors" section of Envista's website under the subheading "Quarterly Earnings."

ABOUT ENVISTA

Envista is a global family of more than 30 trusted dental brands, including KaVo Kerr, Nobel Biocare, and Ormco, united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers an estimated 90% of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

NON-GAAP MEASURES

All "Adjusted" amounts including core sales growth and free cash flow are non-GAAP items. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these non-GAAP measures are included in the attached supplemental schedules.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the impact of the COVID-19 pandemic, including new variants of the virus, the pace of recovery in the markets in which we operate, the conditions in the U.S. and global economy, the markets served by us and the financial markets, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in trade policies and regulations, contractions or growth rates and cyclicality of markets we serve, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, significant restrictions and/or potential liability based on tax implications of transactions with Danaher, security breaches or other disruptions of our information technology systems or violations of data privacy laws, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, the impact of regulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors, and disruptions relating to war, terrorism, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2020 and our Quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
John Moten
Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, CA 92821
Telephone: (714) 817-7000
Fax: (714) 817-5450

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
($ and shares in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Sales	$740.1	$362.0	$1,449.3	$909.2
Cost of sales	328.2	211.5	640.1	480.3
Gross profit	411.9	150.5	809.2	428.9
Operating expenses:
Selling, general and administrative	283.1	241.9	542.0	510.6
Research and development	30.3	16.5	60.4	51.2
Operating profit (loss)	98.5	(107.9)	206.8	(132.9)
Nonoperating income (expense):
Other income	0.3	0.1	0.6	0.2
Interest expense, net	(13.6)	(14.5)	(31.6)	(17.8)
Income (loss) before income taxes	85.2	(122.3)	175.8	(150.5)
Income tax (benefit) expense	(4.9)	(28.8)	14.0	(39.8)
Net income (loss)	$90.1	$(93.5)	$161.8	$(110.7)
Earnings (loss) per share:
Basic	$0.56	$(0.59)	$1.01	$(0.69)
Diluted	$0.51	$(0.59)	$0.91	$(0.69)
Average common stock and common equivalent shares outstanding:
Basic	161.2	159.5	160.8	159.3
Diluted	178.4	159.5	177.2	159.3

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
($ in millions, except share amounts)

	As of
	July 2, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$553.9	$888.9
Trade accounts receivable, less allowance for credit losses of $32.8 and $37.1, respectively	355.0	361.0
Inventories, net	311.5	266.9
Prepaid expenses and other current assets	81.3	73.7
Total current assets	1,301.7	1,590.5
Property, plant and equipment, net	303.9	303.0
Operating lease right-of-use assets	153.9	165.3
Other long-term assets	147.0	127.3
Goodwill	3,381.9	3,430.7
Other intangible assets, net	1,192.9	1,259.2
Total assets	$6,481.3	$6,876.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$421.5	$886.8
Trade accounts payable	209.4	235.1
Accrued expenses and other liabilities	504.8	530.3
Operating lease liabilities	27.5	32.5
Total current liabilities	1,163.2	1,684.7
Operating lease liabilities	140.7	153.8
Other long-term liabilities	415.3	408.8
Long-term debt	893.2	907.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, no par value, 15.0 million shares authorized; no shares issued or outstanding at July 2, 2021 and December 31, 2020	—	—
Common stock - $0.01 par value, 500.0 million shares authorized; 161.5 million shares issued and 161.2 million shares outstanding at July 2, 2021; 160.2 million shares issued and 160.0 million outstanding at December 31, 2020	1.6	1.6
Additional paid-in capital	3,707.6	3,684.4
Retained earnings	288.2	126.4
Accumulated other comprehensive loss	(128.9)	(91.8)
Total Envista stockholders’ equity	3,868.5	3,720.6
Noncontrolling interests	0.4	0.4
Total stockholders’ equity	3,868.9	3,721.0
Total liabilities and stockholders’ equity	$6,481.3	$6,876.0

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
($ in millions)

	Six Months Ended
	July 2, 2021	July 3, 2020
Cash flows from operating activities:
Net income (loss)	$161.8	$(110.7)
Noncash items:
Depreciation	19.9	19.6
Amortization	42.0	45.3
Allowance for credit losses	3.6	11.6
Stock-based compensation expense	14.3	11.7
Restructuring charges	0.3	9.0
Impairment charges	4.1	10.3
Amortization of right-of-use assets	14.3	15.2
Amortization of debt discount and issuance costs	12.0	2.7
Change in trade accounts receivable	(1.5)	126.1
Change in inventories	(47.9)	(9.4)
Change in trade accounts payable	(23.5)	(77.1)
Change in prepaid expenses and other assets	(7.2)	(3.0)
Change in accrued expenses and other liabilities	(34.2)	(90.8)
Change in operating lease liabilities	(20.7)	(18.1)
Net cash provided by (used in) operating activities	137.3	(57.6)
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(40.7)
Payments for additions to property, plant and equipment	(28.5)	(21.4)
All other investing activities	5.7	7.7
Net cash used in investing activities	(22.8)	(54.4)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	517.5
Payment of debt issuance and other deferred financing costs	(2.3)	(17.3)
Proceeds from revolving line of credit	—	249.8
Repayment of borrowings	(475.6)	(0.1)
Purchase of capped calls related to issuance of convertible senior notes	—	(20.7)
Proceeds from stock option exercises	13.8	5.0
All other financing activities	1.0	(1.1)
Net cash (used in) provided by financing activities	(463.1)	733.1
Effect of exchange rate changes on cash and cash equivalents	13.6	(9.9)
Net change in cash and cash equivalents	(335.0)	611.2
Beginning balance of cash and cash equivalents	888.9	211.2
Ending balance of cash and cash equivalents	$553.9	$822.4

ENVISTA HOLDINGS CORPORATION
SUMMARY OF FINANCIAL METRICS (UNAUDITED)
($ in millions, except per share amounts)

	GAAP
	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Operating Profit (Loss)	$98.5	$(107.9)	$206.8	$(132.9)
Net Income (Loss)	$90.1	$(93.5)	$161.8	$(110.7)
Diluted EPS	$0.51	$(0.59)	$0.91	$(0.69)
Sales Growth	104.4%	(49.2)%	59.4%	(33.7)%
Operating Cash Flow	$120.7	$4.7	$137.3	$(57.6)

	NON-GAAP *
	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Adjusted Operating Profit (Loss)	$130.5	$(9.2)	$267.9	$0.6
Adjusted Net Income (Loss)	$94.2	$(16.3)	$189.6	$(11.3)
Adjusted Diluted EPS	$0.53	$(0.10)	$1.07	$(0.07)
Adjusted EBITDA	$140.4	$1.0	$288.4	$20.4
Core Sales Growth	102.3%	(46.2)%	58.6%	(31.0)%
Free Cash Flow	$100.6	$(3.1)	$108.9	$(79.0)

* For information on non-GAAP measures see "Reconciliation of GAAP to Non-GAAP Financial Measures" below. Also see the accompanying "Notes to Reconciliation of GAAP to Non-GAAP Financial Measures."

ENVISTA HOLDINGS CORPORATION
SEGMENT INFORMATION (UNAUDITED)
($ in millions)

	Three Month Period Ended		Six Month Period Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Sales
Specialty Products & Technologies	$386.2	$184.6	$752.7	$457.2
Equipment & Consumables	353.9	177.4	696.6	452.0
Total	$740.1	$362.0	$1,449.3	$909.2

Operating Profit (Loss)
Specialty Products & Technologies	$74.1	$(19.2)	$154.6	$(11.4)
Equipment & Consumables	57.0	(53.8)	115.6	(73.1)
Other	(32.6)	(34.9)	(63.4)	(48.4)
Total	$98.5	$(107.9)	$206.8	$(132.9)

Operating Margins
Specialty Products & Technologies	19.2%	(10.4)%	20.5%	(2.5)%
Equipment & Consumables	16.1%	(30.3)%	16.6%	(16.2)%
Total	13.3%	(29.8)%	14.3%	(14.6)%
Adjusted Operating Profit (Loss)

	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Consolidated
Operating Profit (Loss)	$98.5	$(107.9)	$206.8	$(132.9)
Amortization of acquisition-related intangible assets	21.0	22.8	42.0	45.3
Restructuring costs and asset impairments A	7.7	59.9	15.8	72.2
Contingent loss reserves B	3.3	16.0	3.3	16.0
Adjusted Operating Profit (Loss)	$130.5	$(9.2)	$267.9	$0.6
Adjusted Operating Profit (Loss) as a % of Sales	17.6%	(2.5)%	18.5%	0.1%

Specialty Products & Technologies
Operating Profit (Loss)	$74.1	$(19.2)	$154.6	$(11.4)
Amortization of acquisition-related intangible assets	15.3	14.9	30.3	29.5
Restructuring costs and asset impairments A	3.6	15.7	7.1	16.5
Contingent loss reserve B	2.1	—	2.1	—
Adjusted Operating Profit	$95.1	$11.4	$194.1	$34.6
Adjusted Operating Profit as a % of Sales	24.6%	6.2%	25.8%	7.6%

Equipment & Consumables
Operating Profit (Loss)	$57.0	$(53.8)	$115.6	$(73.1)
Amortization of acquisition-related intangible assets	5.7	7.9	11.7	15.8
Restructuring costs and asset impairments A	2.9	41.2	5.0	52.0
Contingent loss reserve B	1.2	—	1.2	—
Adjusted Operating Profit (Loss)	$66.8	$(4.7)	$133.5	$(5.3)
Adjusted Operating Profit (Loss) as a % of Sales	18.9%	(2.6)%	19.2%	(1.2)%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted Net Income (Loss)

	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net Income (Loss)	$90.1	$(93.5)	$161.8	$(110.7)
Amortization of acquisition-related intangible assets	21.0	22.8	42.0	45.3
Restructuring costs and asset impairments A	7.7	59.9	15.8	72.2
Contingent loss reserves B	3.3	16.0	3.3	16.0
Non-cash interest expense - convertible senior notes C	4.7	2.0	9.3	2.0
Tax effect of adjustments reflected above D	(8.1)	(22.8)	(16.2)	(33.7)
Discrete tax adjustments and other tax-related adjustments E	(24.5)	(0.7)	(26.4)	(2.4)
Adjusted Net Income (Loss)	$94.2	$(16.3)	$189.6	$(11.3)

Adjusted Diluted Earnings (Loss) Per Share

	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Diluted Earnings (Loss) Per Share	$0.51	$(0.59)	$0.91	$(0.69)
Amortization of acquisition-related intangible assets	0.12	0.14	0.24	0.28
Restructuring costs and asset impairments A	0.04	0.38	0.09	0.45
Contingent loss reserves B	0.02	0.10	0.02	0.10
Non-cash interest expense - convertible senior notes C	0.03	0.01	0.05	0.01
Tax effect of adjustments reflected above D	(0.05)	(0.14)	(0.09)	(0.20)
Discrete tax adjustments and other tax-related adjustments E	(0.14)	—	(0.15)	(0.02)
Adjusted Diluted Earnings (Loss) Per Share	$0.53	$(0.10)	$1.07	$(0.07)

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net Income (Loss)	$90.1	$(93.5)	$161.8	$(110.7)
Interest expense, net	13.6	14.5	31.6	17.8
Income taxes	(4.9)	(28.8)	14.0	(39.8)
Depreciation	9.6	10.1	19.9	19.6
Amortization of acquisition-related intangible assets	21.0	22.8	42.0	45.3
Restructuring costs and asset impairments A	7.7	59.9	15.8	72.2
Contingent loss reserves B	3.3	16.0	3.3	16.0
Adjusted EBITDA	$140.4	$1.0	$288.4	$20.4

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Core Sales Growth 1

Consolidated	% Change Three Month Period Ended July 2, 2021 vs. Comparable 2020 Period	% Change Six Month Period Ended July 2, 2021 vs. Comparable 2020 Period
Total sales growth	104.4%	59.4%
Less the impact of:
Discontinued products	1.9%	2.6%
Currency exchange rates	(4.0)%	(3.4)%
Core sales growth	102.3%	58.6%

Specialty Products & Technologies
Total sales growth	109.2%	64.6%
Less the impact of:
Discontinued products	—%	(0.1)%
Currency exchange rates	(4.4)%	(3.8)%
Core sales growth	104.8%	60.7%

Equipment & Consumables
Total sales growth	99.5%	54.1%
Less the impact of:
Discontinued products	4.0%	5.4%
Currency exchange rates	(3.6)%	(3.0)%
Core sales growth	99.9%	56.5%
1 We use the term “core sales” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Sales from discontinued products includes major brands or products that Envista has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products consist of those which Envista (1) is no longer manufacturing, (2) is no longer investing in the research or development of, and (3) expects to discontinue all significant sales within one year from the decision date to discontinue. The portion of sales attributable to discontinued brands or products is calculated as the net decline of the applicable discontinued brand or product from period-to-period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in sales and (b) the period-to-period change in sales after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core sales with the corresponding period of the prior year.

Reconciliation of Operating Cash Flows to Free Cash Flow

	Three Months Ended		Six Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net Operating Cash Used in Investing Activities	$(17.3)	$(3.0)	$(22.8)	$(54.4)
Net Operating Cash Provided by (Used in) Financing Activities	$6.5	$474.6	$(463.1)	$733.1

Net Operating Cash Provided by (Used in) Operating Activities	$120.7	$4.7	$137.3	$(57.6)
Less: payments for additions to property, plant and equipment (capital expenditures)	(20.2)	(7.8)	(28.5)	(21.4)
Plus: proceeds from sales of property, plant and equipment (capital disposals)	0.1	—	0.1	—
Free Cash Flow	$100.6	$(3.1)	$108.9	$(79.0)

ENVISTA HOLDINGS CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

A We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Envista Business System. These restructuring plans are incremental to the operating activities that arise in the ordinary course of our business and we believe are not indicative of Envista’s ongoing operating costs in a given period.

B Represents accruals for certain legal matters.

C Non-cash interest expense represents accretion of the debt discount associated with the convertible senior notes due 2025.

D This line item reflects the aggregate tax effect of all pretax adjustments reflected in the preceding line items of the table using each adjustment's applicable tax rate, including the effect of interim tax accounting requirements of Accounting Standards Codification Topic 740 Income Taxes.

E The discrete tax matters relate primarily to excess tax benefits from stock-based compensation, changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law, and changes in determination of realization of certain deferred tax assets. During the second quarter of 2021, the Company recorded an income tax benefit related primarily to the recognition of a deferred tax asset associated with the estimated amortizable value of a tax basis step-up of Swiss assets as well as a decrease in the valuation allowance on certain of the Swiss net operating losses.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporation's (“Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•with respect to Adjusted Operating Profit (Loss), Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share and Adjusted EBITDA, understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers;

•with respect to Core Sales, identify underlying growth trends in Envista’s business and compare Envista’s revenue performance with prior and future periods and to Envista’s peers;

•with respect to Adjusted EBITDA, help investors understand operational factors associated with a company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation, amortization, and infrequent or unusual losses or gains such as goodwill impairment charges or nonrecurring and restructuring charges. Management uses Adjusted EBITDA, as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts. In addition, Adjusted EBITDA is used in connection with operating decisions, strategic planning, annual budgeting, evaluating Company performance and comparing operating results with historical periods and with industry peer companies; and

•with respect to Free Cash Flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire Free Cash Flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•With respect to Adjusted Operating Profit (Loss), Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share and Adjusted EBITDA:

◦We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly-acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦With respect to the other items excluded from Adjusted Net Income (Loss), Adjusted Operating Profit (Loss), Adjusted Diluted Earnings (Loss) Per Share and Adjusted EBITDA, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•With respect to core sales, we exclude (1) the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued products because discontinued products do not have a continuing contribution to operations and management believes that excluding such items provides investors with a means of evaluating our on-going operations and facilitates comparisons to our peers, and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.